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RENTRAK REPORTS FISCAL 2016 SECOND QUARTER FINANCIAL RESULTS

-- Significant Operating Leverage Drives Improved Profitability --

PORTLAND, OR (November 4, 2015) - Rentrak Corporation (Nasdaq: RENT), the leader in precisely measuring movies and TV everywhere, today announced financial results for its second fiscal quarter ended September 30, 2015.

Revenue for Rentrak’s TV Everywhere™ product line increased 53 percent for the second quarter of fiscal 2016 to $20.4 million, up from $13.3 million for the same period last year. Total company revenue increased 30 percent to $32.8 million for the fiscal 2016 second quarter, up from $25.2 million for the same period last year.

			Percent Change
(revenue in millions)	2Q FY16	2Q FY15	As Reported	Constant Currency*
TV Everywhere™	$20.4	$13.3	53%	53%
Movies Everywhere™	$7.7	$7.4	5%	9%
OnDemand Everywhere®	$3.9	$3.3	15%	15%
Other Services**	$0.8	$1.2	(32)%	(32)%
Total Revenue	$32.8	$25.2	30%	31%
Numbers may not sum due to rounding.

*	Constant currency growth assumes foreign exchange rates were held constant with exchange rates for fiscal 2015.
** Other Services includes the company’s Studio Revenue Share Essentials™ and Home Entertainment Essentials information product lines.

“We had a great quarter, generating 30 percent total company revenue growth and 53 percent growth in our TV product line, while driving considerable profitability. We remain on target to achieve our full year guidance as Rentrak continues to demonstrate its value throughout the media ecosystem,” said Bill Livek, Rentrak’s Vice Chairman and Chief Executive Officer. “Our proposed merger with comScore adds even more excitement as we will work together to accelerate the pace of innovation, and offer new and improved solutions for cross-platform TV measurement, not available anywhere else.”

Gross margin was 69 percent of revenue for the second quarter of fiscal 2016, compared with 68 percent for the second quarter of fiscal 2015. The increase related to the relatively fixed cost nature of the company’s product lines and revenue growth that outpaced growth in data costs.

Operating expenses for the second quarter of fiscal 2016 totaled $21.1 million, versus $17.6 million for the second quarter of fiscal 2015.

Operating income for the second quarter of fiscal 2016 was $1.7 million, which included $2.1 million in stock-based compensation costs, $1.3 million in acquisition and reorganization costs, and $46,000 related to the settlement of the earn-out associated with the company’s acquisition of iTVX in August 2013. Operating loss for the second quarter of fiscal 2015 was $416,000, which included $2.1 million in stock-based compensation costs, $600,000 related to the iTVX earn-out, and $270,000 in acquisition costs. Excluding these amounts for both periods, operating income would have more than doubled to $5.1 million for the second quarter of fiscal 2016, from $2.5 million for last year’s fiscal second quarter.

Rentrak Reports Fiscal 2016 Second Quarter Financial Results
November 4, 2015

Income from continuing operations, net of income taxes, totaled $1.2 million, or $0.08 per diluted share, for the second quarter of fiscal 2016, versus a loss of $733,000, or $0.06 per share, for the same period last year. Excluding the costs mentioned above for both periods, as well as the net loss attributable to noncontrolling interest, income from continuing operations, net of income taxes, for the second quarter of fiscal 2016 would have been $4.7 million, or $0.29 per diluted share, compared with $2.2 million, or $0.17 per diluted share, for the same period last year.

Net income was $1.3 million, or $0.08 per diluted share, for the second quarter of fiscal 2016, compared with a net loss, including discontinued operations, of $374,000, or $0.03 per share, for the second quarter of fiscal 2015. Excluding the costs mentioned above for both periods, the company’s net income would have been $4.7 million, or $0.29 per share, for the second quarter of fiscal 2016, compared with $2.6 million, or $0.19 per diluted share, for the same period last year.

Adjusted EBITDA (a non-GAAP measure) grew substantially to $7.6 million for the second quarter of fiscal 2016, up from $4.3 million for the same period last year. A reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak generated $5.8 million in cash from operating activities for the second quarter of fiscal 2016, compared with $6.7 million, including discontinued operations, for the second quarter of fiscal 2015.

Rentrak’s cash, cash equivalents and marketable securities balance was $77.9 million at September 30, 2015, compared with $84.0 million at March 31, 2015.

Rentrak’s recent milestones include:

•	Agreeing to merge with comScore to build state-of-the-art cross-platform measurement services of the future.

•
Adding 15 CBS-owned television stations as subscribers. Rentrak now provides all 27 CBS-owned stations with access to its ratings services and full suite of Advanced Demographics for automotive purchase behaviors and political behavioral segments.

•	Expanding its relationship with Turner, which is now making guarantees with Rentrak on its Audience Now and Targeting Now products for major advertisers.

•	Acquiring SponsorHub to add social media measurement to Rentrak’s TV Everywhere™ products, providing additional transparency and purchasing flexibility for brands.

•	Partnering with Gower Street Analytics to build new analytics products for the global movie market to improve the movie industry’s efficiency and profitability.

Business Outlook
Rentrak reiterated its fiscal 2016 guidance and selected longer-term metrics, including:

•	Total company revenue growth of 36 percent to 39 percent.

•	TV Everywhere™ revenue growth of 55 percent to 65 percent.

•
Accelerating Movies Everywhere™ growth in the second half of fiscal 2016 related to anticipated contract renewal increases from large domestic studios. The product line will continue to be affected by foreign exchange movements.

•	Adjusted EBITDA before acquisition and reorganization costs of $22.7 million to $25.9 million, or 16 percent to 18 percent of revenues.

•	Longer-term adjusted EBITDA return on revenue target of 35%.

•	Tax expense of approximately $4.0 million for the year, most of which is expected to be non-cash.

•	Approximately 16.4 million fully diluted weighted average shares outstanding.

•	Capital spending of approximately $13.0 million to $14.0 million.

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its fiscal 2016 second quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 866-652-5200 toll free, or 412-317-6060 from international locations, and asking to be connected to the Rentrak Corporation conference call. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com, where it will be archived for one year. An audio replay of this call will be available until November 12, 2015 by dialing 877-344-7529 from the U.S., 855-669-9658 from Canada, or 412-317-0088 from international locations, passcode 10074394.

Rentrak Reports Fiscal 2016 Second Quarter Financial Results
November 4, 2015

About Rentrak Corporation
Rentrak (RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using its proprietary intelligence and technology, combined with Advanced Demographics, only Rentrak is the census currency for VOD and movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated timing, completion and effects of the proposed merger between comScore and Rentrak. These statements are based on management’s current expectations and beliefs, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about future financial and operating results; benefits of the transaction to customers, shareholders and employees; potential synergies and cost savings; the ability of the combined company to drive growth and expand customer and partner relationships; and other statements regarding the proposed transaction. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the comScore stockholders or Rentrak shareholders to approve the proposed merger; failure to achieve regulatory approval; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees, customers and suppliers; and other factors, including those set forth in the most current Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed by comScore and Rentrak with the SEC. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and comScore and Rentrak are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise.

No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
In connection with the proposed merger, comScore has filed a preliminary registration statement on Form S-4, which includes a preliminary prospectus and related materials to register the shares of comScore common stock to be issued in the merger, a preliminary joint proxy statement/prospectus of comScore and Rentrak, and other documents concerning the proposed merger, with the SEC. This material is not a substitute for the final registration statement and joint proxy statement/prospectus regarding the proposed merger. The preliminary registration statement and joint proxy statement/prospectus contain, and the final registration statement and joint proxy statement/prospectus will contain, important information about the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED, OR TO BE FILED, WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COMSCORE, RENTRAK, AND THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the preliminary registration statement and the preliminary joint proxy statement/prospectus and any other documents filed by comScore and Rentrak with the SEC at the SEC’s website at www.sec.gov. They may also be obtained for free by contacting comScore Investor Relations by mail at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Investor Relations, by telephone at (703) 438-2100, or by going to comScore’s Investor Relations page at http://ir.comscore.com/contactus.cfm, or by contacting Rentrak Investor Relations by mail at Rentrak Corporation, 7700 N.E. Ambassador Place, Portland, Oregon 97220, Attention: Investor Relations, by telephone at (503) 284-7581, or by going to Rentrak’s Investor Relations page at http://investor.rentrak.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.
Participants in the Solicitation
Each of Rentrak and comScore and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective shareholders or stockholders with respect to the transactions contemplated by the

Rentrak Reports Fiscal 2016 Second Quarter Financial Results
November 4, 2015

merger agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of comScore or Rentrak security holders in connection with the proposed merger is set forth in the preliminary registration statement and the preliminary joint proxy statement/prospectus that has been filed with the SEC, and will also be set forth in the final registration statement and joint proxy statement/prospectus when filed with the SEC. Information regarding Rentrak’s executive officers and directors is included in Rentrak’s Proxy Statement for its 2015 Annual Meeting of Shareholders, filed with the SEC on July 9, 2015, and information regarding comScore’s executive officers and directors is included in comScore’s Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on June 8, 2015. Copies of the foregoing documents may be obtained as provided above. Certain executive officers and directors of comScore and Rentrak have interests in the transaction that may differ from the interests of comScore stockholders and Rentrak shareholders generally. These interests are described in the preliminary joint proxy statement/prospectus.

RENTF
(Financial Tables Follow)

Rentrak Reports Fiscal 2016 Second Quarter Financial Results
November 4, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$32,802	$25,241	$60,331	$47,585
Cost of revenue	10,034	8,040	19,927	15,644
Gross margin	22,768	17,201	40,404	31,941
Operating expenses:
Selling, general and administrative	16,415	14,544	28,075	27,378
Research, technology and innovation	4,666	3,073	8,645	6,337
Total operating expenses	21,081	17,617	36,720	33,715
Income (loss) from continuing operations	1,687	(416)	3,684	(1,774)
Other income, net	197	20	348	40
Income (loss) from continuing operations before income taxes	1,884	(396)	4,032	(1,734)
Provision for income taxes	636	337	1,289	365
Income (loss) from continuing operations, net of income taxes	1,248	(733)	2,743	(2,099)
Income from discontinued operations, net of income taxes	—	308	—	655
Net income (loss)	1,248	(425)	2,743	(1,444)
Net loss attributable to noncontrolling interest	(56)	(51)	(129)	(104)
Net income (loss) attributable to Rentrak Corporation	$1,304	$(374)	$2,872	$(1,340)

Income (loss) per share from continuing operations attributable to Rentrak Corporation common stockholders:
Basic	$0.08	$(0.06)	$0.19	$(0.16)
Diluted	$0.08	$(0.06)	$0.18	$(0.16)

Income per share from discontinued operations attributable to Rentrak Corporation common stockholders:
Basic	$—	$0.03	$—	$0.05
Diluted	$—	$0.03	$—	$0.05

Net income (loss) per share attributable to Rentrak Corporation common stockholders:
Basic	$0.08	$(0.03)	$0.19	$(0.11)
Diluted	$0.08	$(0.03)	$0.18	$(0.11)

Shares used in per share calculations:
Basic	15,541	12,514	15,501	12,529
Diluted	16,354	12,514	16,379	12,529

Rentrak Reports Fiscal 2016 Second Quarter Financial Results
November 4, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	September 30, 2015	March 31, 2015

Assets
Current Assets:
Cash and cash equivalents	$5,404	$3,691
Marketable securities	72,462	80,318
Accounts receivable, net of allowances for doubtful accounts of $91 and $179	21,674	16,884
Deferred tax assets, net	95	60
Other current assets	2,764	3,928
Total Current Assets	102,399	104,881
Property and equipment, net of accumulated depreciation of $31,008 and $29,121	29,651	23,035
Goodwill	135,940	135,890
Other intangible assets, net of accumulated amortization of $5,005 and $4,203	16,291	16,384
Other assets	4,346	4,333
Total Assets	$288,627	$284,523
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,565	$3,967
Accrued liabilities	702	592
Accrued data provider liabilities	9,174	6,690
Accrued compensation	6,510	11,724
Deferred revenue and other credits	4,453	3,812
Total Current Liabilities	24,404	26,785
Deferred rent, long-term	2,212	2,358
Accrued compensation, long-term	93	90
Taxes payable, long-term	470	465
Deferred tax liability, net, long-term	3,335	2,228
Total Liabilities	30,514	31,926
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; shares authorized: 75,000; shares issued and outstanding: 15,357 and 15,251	15	15
Capital in excess of par value	288,210	285,280
Accumulated other comprehensive income	307	464
Accumulated deficit	(30,939)	(33,811)
Stockholders’ Equity attributable to Rentrak Corporation	257,593	251,948
Noncontrolling interest	520	649
Total Stockholders’ Equity	258,113	252,597
Total Liabilities and Stockholders’ Equity	$288,627	$284,523

Rentrak Reports Fiscal 2016 Second Quarter Financial Results
November 4, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Six Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$2,743	$(1,444)
Income from discontinued operations, net of income taxes	—	(655)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	4,766	3,400
Stock-based compensation	3,913	3,762
iTVX stock-based compensation	(3,659)	100
Deferred income taxes	1,072	207
Loss on disposition of assets	4	98
Realized loss on marketable securities	62	—
Adjustment to allowance for doubtful accounts	(88)	(77)
(Increase) decrease in:
Accounts receivable	(5,028)	(2,747)
Taxes receivable and prepaid taxes	—	122
Other assets	1,150	967
Increase (decrease), net of effect of acquisition in:
Accounts payable	(1,160)	(112)
Taxes payable	88	737
Accrued liabilities and compensation	(1,586)	(179)
Deferred revenue	641	781
Deferred rent	(147)	(85)
Net cash provided by operating activities of discontinued operations	—	1,175
Net cash provided by operating activities	2,771	6,050
Cash flows from investing activities:
Purchase of marketable securities	(2,750)	(8,000)
Sale of marketable securities	10,275	6,000
Payments made to develop intangible assets	(83)	(53)
Purchase of property and equipment, including capitalized IT labor costs	(9,527)	(5,265)
Cash paid for acquisition	(300)	—
Net cash used in investing activities	(2,385)	(7,318)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,309	757
Net cash provided by financing activities	1,309	757
Effect of foreign exchange translation on cash	18	(115)
Increase (decrease) in cash and cash equivalents	1,713	(626)
Cash and cash equivalents:
Beginning of period	3,691	5,102
End of period	$5,404	$4,476

Rentrak Reports Fiscal 2016 Second Quarter Financial Results
November 4, 2015

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) attributable to Rentrak Corporation	$1,304	$(374)	$2,872	$(1,340)
Adjustments:
Income from discontinued operations, net of income taxes	—	(308)	—	(655)
Provision for income taxes	636	337	1,289	365
Investment income, net	(207)	(40)	(414)	(101)
Depreciation and amortization from continuing operations	2,449	1,745	4,766	3,400
Stock-based compensation from continuing operations(1)	2,073	2,072	3,913	3,762
Adjusted EBITDA	$6,255	$3,432	$12,426	$5,431
iTVX stock-based compensation	46	600	(3,659)	100
Acquisition and reorganization costs	1,309	270	1,522	316
Adjusted EBITDA before iTVX stock-based compensation, acquisition and reorganization costs	$7,610	$4,302	$10,289	$5,847

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2015	2014	2015	2014
EPS (diluted), as reported	$0.08	$(0.03)	$0.18	$(0.11)
iTVX stock-based compensation	—	0.04	(0.22)	0.01
Income from discontinued operations, net of income taxes	—	(0.02)	—	(0.05)
Acquisition and reorganization costs	0.08	0.02	0.09	0.02
Stock-based compensation from continuing operations(1)	0.13	0.15	0.24	0.28
Non-GAAP Diluted EPS	$0.29	$0.16	$0.29	$0.15

Weighted average number of shares used in per share calculations - common stock:
Non-GAAP Diluted EPS	16,354	13,469	16,379	13,483
(1) Excludes iTVX stock-based compensation

About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and six month periods ended September 30, 2015 and 2014 are included in the above table. Rentrak’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for non-cash items, such as stock-based compensation, as well as cash-settled items, such as acquisition and non-recurring costs, as we believe these are not representative of our ongoing operating performance and we believe excluding these costs provide a useful metric by which to compare performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.